SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	November 3, 2006
W.W. Grainger, Inc.
(Exact Name of Registrant as Specified in its Charter)
Illinois
(State or Other Jurisdiction of Incorporation)
1-5684	36-1150280
(Commission File Number)	(I.R.S. Employer Identification No.)
100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)
(847) 535-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

(b) As further described below, two senior finance executives of W.W. Grainger, Inc. (the "Company"), Ronald L. Jadin and Judith E. Andringa, have exchanged positions effective as of November 3, 2006. Accordingly, this Current Report on Form 8-K reports the departure of Ms. Andringa on that date from her position as the Company's Vice President and Controller, in which capacity she had served as the Company's principal accounting officer.

(c) Effective as of November 3, 2006, the Company’s Board of Directors has elected Judith E. Andringa, 45, as the Company's Vice President, Finance GIS (the Company’s U.S. branch-based business). Ms. Andringa was previously the Company's Vice President and Controller (as noted above), a position which she assumed when she joined the Company in February 2002. Prior to joining the Company, she was the Controller of the Foodservice Division of Kraft Foods, Inc., a role which she had occupied since December 2000.

Effective as of November 3, 2006, the Company’s Board of Directors has elected Ronald L. Jadin, 46, as the Company's Vice President and Controller, in which capacity he will serve as the Company's principal accounting officer. Mr. Jadin was previously the Company's Vice President, Finance GIS (to which position the Board of Directors has elected Ms. Andringa, as noted above). Mr. Jadin had occupied the position of Vice President, Finance GIS since September 2000. Before being elected to that position, he was the Company’s Director of Financial Planning and Analysis, a position which he assumed when he joined the Company in October 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2006

W.W. GRAINGER, INC.

By:	/s/ P.O. Loux
P. O. Loux Senior Vice President, Finance and Chief Financial Officer

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